Exhibit 10.1
EXECUTION COPY
SUBSCRIPTION AGREEMENT
DATED
JULY 11, 2005
ISSUER
SKIS ROSSIGNOL FINANCE LUXEMBOURG S.A.
GUARANTOR
SKIS ROSSIGNOL S.A. — CLUB ROSSIGNOL S.A.
BOND ISSUE
EUR 50,000,000
3.231% MATURING JULY 2010
ISIN CODE: FR0010199893
ALLEN & OVERY LLP
Paris

i

THIS SUBSCRIPTION AGREEMENT is entered into on July 11, 2005
BY AND BETWEEN:
(1)	SKIS ROSSIGNOL FINANCE LUXEMBOURG S.A., a corporation under the law of Luxembourg, capitalized at E31,000, with headquarters at 11, avenue Emile Reuter, L-2420 Luxembourg, and in the process of registration (the “ISSUER”);
(2)	SKIS ROSSIGNOL S.A. — CLUB ROSSIGNOL S.A., a corporation capitalized at E49,792,253, with headquarters at rue du Docteur Butterlin, 38509 Voiron, and registered in the Grenoble Registry of Trade and Companies under number RCS B 056 502 958 (the “GUARANTOR”); and
(3)	SOCIETE GENERALE BANK & TRUST, a corporation under the law of Luxembourg with headquarters at 11, avenue Emile Reuter, L-2420 Luxembourg and registered in the Registry of Trade and Companies of Luxembourg under number B. 6061 (the “INITIAL SUBSCRIBER”).
WHEREAS: -
(A)	The Issuer plans to issue a bond with a total value of 50 million euros, bearing annual interest at the rate of 3.231 per cent, maturing on July 13, 2010 (the “BONDS”), and guaranteed by the Issuer’s parent company in its capacity as Guarantor. The conditions of the Bonds (the “CONDITIONS”) appear in Appendix I of this Contract.
(B)	The Issuer’s Board of Directors of met on July 8, 2005 and authorized the Issuer to issue the bonds up to a limit of 50,000,000 euros (or its exchange value in foreign currencies), in one or more transactions, and decided to empower one of its directors to carry out the bond issue. On July 8, 2005, Mr. Francois Chauvet decided to exercise this authority and to carry out the Bond issue. The Bonds shall be issued in the form of non-certificated bearer bonds, each with a nominal value of E10,000 (ten thousand euros).
(C)	The Bonds may not be the subjects of any request to be listed on a regulated market.
(D)	The issued Bonds will benefit from the stipulations of a financial services contract (the “FINANCIAL SERVICE CONTRACT”) that the Issuer must enter into on or before the Settlement Date (as defined by Article 1.1 herein below), with Societe Generale Bank & Trust as principal financer and Societe Generale as paying agent in France.
(E)	The guarantee granted by the Guarantor is a joint and several guarantee dated July 11, 2005 and was approved (in accordance with L.225-68 of the Commercial Code) by a resolution of the Guarantor’s Supervisory Board dated June 16, 2005 and by a decision of the Guarantor’s Management Board dated July 8, 2005.
The “Agreements” referred to in this Contract include this Contract and the Financial Services Contract.

THE FOLLOWING HAS BEEN STIPULATED AND AGREED TO: -
1.	ISSUANCE AND SUBSCRIPTION
1.1	Subject to the stipulations of this Contract, the Issuer promises to issue and the Initial Subscriber promises to subscribe to and to pay for on July 13, 2005 (the “SETTLEMENT DATE”) 5000 Bonds, bearing interest from the Settlement Date, at a price (the “SUBSCRIPTION PRICE”) equivalent to (a) 100 per cent of the total value of the Bonds, or E10,000 per bond (the “ISSUE PRICE”) less (b) the commissions cited in Article 3 that may be deducted from the funds paid for the Bonds subscribed.
1.2	Subject to the stipulations of this Contract, the Guarantor promises to issue and to sign the guarantee, the terms and conditions of which are described in Appendix 2 of this Contract (the “GUARANTEE”).
1.3	There will be no public subscription period, because the Initial Subscriber will have fully subscribed the Bonds on the Settlement Date. The Initial Subscriber must ensure the placement of the Bonds.
1.4	Ownership of the Bonds must be established by entry in a book-based system in accordance with Article L. 211-4 of the Monetary and Financial Code. No documents certificating Bond ownership (including the representative certificates stipulated in Article 7 of Decree No.83-359 dated May 2, 1983) may be issued to correspond to the Bonds.
1.5	Upon their issue, the Bonds must be entered in the record book of Euroclear France, which must credit the accounts of the Transfer Agents. For the purpose of this contract, Transfer Agents means any financial intermediary entitled to have accounts with Euroclear France, and includes Euroclear Bank S.A./N.V., in its capacity of operator of the Euroclear System (Euroclear) and the custodian bank Clearstream Banking, a corporation (Clearstream, Luxembourg). The Bonds may be admitted to the transactions of Euroclear France, Euroclear and Clearstream, Luxembourg. Ownership of the Bonds must be established by recording the Bonds in the books of the Transfer Agent. Ownership may not be transferred and the Bonds may only be sold or assigned by registration on these books.
2.	PAYMENT OF THE PROCEEDS FROM THE ISSUE
2.1	The Initial Subscriber must pay the net proceeds of the Bonds subscribed (corresponding to the total amount due for subscribing the entirety of the 5000 Bonds calculated at the Subscription Price) on the Settlement Date, at 10 o’clock Paris time, in euros, and in immediate funds, to the euro-denominated account that the Issuer will have previously notified to the Initial Subscriber.
2.2	On or before the Issue Date, the Issuer must ensure the delivery of the Bonds to the Initial Subscriber by an account entry through Euroclear France. The Bonds must be held on the Issuer’s behalf until the Initial Subscriber pays the amount due in accordance with Article 2.1. Upon receipt of payment, the Initial Subscriber must cause the account with Euroclear France to be credited.

3.	EXPENSES
The Issuer and the Initial Subscriber must be responsible for their own respective costs and expenses, including legal counsel and other advice, as well as the various expenses incurred when the Bonds are issued.
4.	TERMS AND CONDITIONS

4.1	The Initial Subscriber’s commitment to subscribe the Bonds and to pay for them is subject to the satisfaction of the following conditions: -
(i)	No event may occur on the Settlement Date that renders inaccurate or false any one whatsoever of the representations made, the guarantees given, or the commitments made under the terms of Article 6, regarding a material issue under the same terms that they had been expressed, given, or made on the Settlement Date, nor a material change or a development resulting in a substantial change in the activity, financial situation, assets, or results of the Issuer or Guarantor compared to what exists on the date of this Contract; and the Issuer and the Guarantor must have fulfilled all their obligations regarding this Contract that must be fulfilled on or before the Settlement Date.

(ii)	The receipt by the Initial Subscriber of a certificate regarding the compliance with the obligations cited in Article 5.1(i), and signed by the Issuer’s representative, duly authorized for this purpose, on or before the Settlement Date.

(iii)	The receipt by the Initial Subscriber of a certificate of regarding the compliance with the obligations cited in Article 5.1(i), and signed by the Guarantor’s representative duly authorized for this purpose, on or before the Settlement Date.

(iv)	The receipt by the Initial Subscriber the following on or before the Settlement Date:
(a)	A certified true and up-to-date copy of the articles of incorporation of the Issuer and the Guarantor;

(b)	a K-bis certificate regarding the Guarantor’s situation;

(c)	a certified true copy of the minutes of the meeting of the Issuer’s Board of Directors on July 8, 2005 authorizing the Bond issue;

(d)	an original copy of the Issuer’s certificate of financial soundness;

(e)	a certified true copy of the minutes of the meeting of the Guarantor’s Supervisory Board on June 16, 2005 authorizing the Guarantee;

(f)	A certified true copy of the minutes of the meeting of the Guarantor’s Management Board on July 8, 2005;

(g)	The legal opinions that the Initial Subscriber may reasonably request from Allen & Overy LLP (Initial Subscriber’s French advisors) and from Allen & Overy Luxembourg (Initial Subscriber’s advisors in Luxembourg) dating from the Issue Date.

(h)	Issuer’s signature of the Financial Service Contract.

(i)	Guarantor’s signature of the Guarantee.
4.2	If any one whatsoever of the above-cited conditions is unfulfilled on the Settlement Date, then this Contract may be terminated on this date and the parties shall not incur any obligation or any duty under this Contract (excluding the obligation to bear the incurred expenses stipulated in Article 4 below and any obligation or duty arising before this cancellation or connected thereto ); it is moreover understood that the Initial Subscriber may have the discretionary right to waive, at his convenience and under the conditions that he may deem appropriate, full or partial compliance with any one whatsoever of the previously cited conditions.
5.	REPRESENTATIONS, GUARANTEES AND COMMITTMENTS
5.1	The Initial Subscriber made the commitment to subscribe the Bonds based on the following representations and guarantees of the Issuer:
(i)	The Issuer was duly established in accordance with the law of Luxembourg, exists in the legal form of a societe anonyme (Luxembourg corporation), has full legal personality and holds all powers, authority, and competence to issue the Bonds, to enter into Agreements and to undertake its activities;
(ii)	All the steps, authorizations, approvals, representations, notifications, decisions, opinions, filings, and registrations with or by any court, authority, or public entity, as well as all other actions and conditions that are required to be executed, given, and fulfilled regarding:
(a)	The Issuer’s entering into and signature of the Agreements, as well as the Issuer’s performance of the obligations stemming from the Agreements; and
(b)	The issuance, offering, and sale of the Bonds and the performance of the resultant obligations in accordance with the stipulations of this Contract;
were executed, given, and fulfilled on the Settlement Date and are fully in effect on this date;

(iii)	The Issuer’s entering into and signature of the Agreements, the issue of the Bonds, and the performance by the Issuer of the obligations resulting from the Bonds and the Agreements were duly authorized by its corporate bodies;

(iv)	after they are duly signed, the Agreements may constitute the Issuer’s valid obligations, enforceable against him in compliance with their terms;

(v)	after their issuance in accordance with the stipulations of this Contract and after payment of the net proceeds of the subscription stipulated in Article 2, the Bonds may constitute the Issuer’s valid obligation, enforceable against him in compliance with their terms

(vi)	The Issuer’s entering into and signature of the Agreements, the issuance of the Bonds, and the performance by the Issuer of the obligations stemming from the Bonds and the Agreements (a) are not in breach of the Issuer’s articles of incorporation; (b) constitute no deficiency or default regarding any contract, obligation, security interest, or instrument the Issuer is party to or which concerns all or part of is assets; (c) do not violate any legal or regulatory provision, judgment or decision of any court or public entity whatsoever that is competent to govern the Issuer or any one of its assets whatsoever.

(vii)	Since July 1, 2005, there has been no material adverse change, nor any circumstance having or likely to have a materially adverse effect concerning the legal, economic, or financial situation, the operating results, the activity, or the financial outlook of the Issuer and its subsidiaries taken as a whole (the “MATERIALLY ADVERSE EFFECT ON THE ISSUER”);

(viii)	There is no legal, administrative, arbitral, or other action or proceedings against or involving the Issuer or its subsidiaries that alone or with others may result in a Materially Adverse Effect on the Issuer, or that may affect the proper performance of this contract or the realization of the placement or the issuance of the Bonds or the capacity of the Issuer to fulfill his obligations under the Agreements and for the Bonds and to the knowledge of the Issuer, no actions or proceeding of this nature is planned or about to beinitiated;

(ix)	Neither the Issuer nor one of its subsidiaries is in default in the performance of a contractual obligation that could likely have a Materially Adverse Effect on the Issuer or adversely impact the ability of the Issuer to perform his obligations under this Contract, as well as the Conditions of the Bond issue;

(x)	There has been no event or circumstance that, if the Bonds were already issued, could (with or without notification or the passage of a period of time, or the respect of any other obligation) constitute a case such as described in the paragraph under Conditions called, “Cases of Early Call for Payment;”

(xi)	Once issued, the Bonds and their interest must constitute the Issuer’s general, direct, unconditional, non-subordinated commitments without attached security having the same priority now and in the future (subject to legal exceptions) and the same priority as all the Issuer’s other present and future non-subordinated commitments without attached security.

(xii)	The Issuer must bear and must pay any tax or stamp duty or registration duty and all the other duties and taxes, as well as the interests and penalties due for the issuance of the Bonds or the signature of the Agreements (any reference in this Contract to an amount due by the Issuer is deemed to include any additional amount due for any of these taxes whatsoever); and

(xiii)	The Issuer shall use the net proceeds of the bond issue for its general operating requirements in accordance with its founding documents and the laws and regulations applicable to the Issuer.
5.2	The Initial Subscriber committed to subscribe to the Bonds based on the following representations of the Guarantor:
(i)	The Guarantor is duly established in accordance with French law, exists in the legal form of a French societe anonyme (French corporation), has full legal personality, and holds all powers, authority, and capacity to enter into this Contract, issue the Guarantee, and perform its activities;
(ii)	All the steps, authorizations, approvals, representations, notifications, decisions, opinions, filings, and registrations with or by any court or authority or public entity, as well as all other actions and conditions that are required to be executed, given, and fulfilled regarding:
(a)	The Guarantor’s entering into and signature of this Contract, as well as the performance of the obligations that result from it;
(b)	The Guarantor’s issuance and signature of the Guarantee, as well as the performance of the obligations that result from it in accordance with its stipulations;
were performed, given, and fulfilled on the Settlement Date and are fully in effect on this date;

(iii)	The Guarantor’s entering into and signature of the Contract, the issuance and signature of the Guarantee, and the performance by the Guarantor of the obligations that respectively result from it were duly authorized by its corporate bodies;

(iv)	When duly signed, the Contract and the Guarantee will constitute the Guarantor’s valid and enforceable obligations in accordance with their terms;

(v)	The Guarantor’s entering into and signature of the Contract, the issuance and signature of the Guarantee, and the Guarantor’s performance of the obligations that respectively (a) are not in breach of the Guarantor’s articles of incorporation; (b) constitute no deficiency or default regarding any contract, obligation, security interest or instrument the Guarantor is party to or which concerns all or part of its assets; or (c) does not violate any legal or regulatory provision, judgment or decision of any court or public entity whatsoever that is competent to govern the Guarantor or any one of its assets whatsoever.

(vi)	Since March 31, 2005, there has been no material adverse change, nor any circumstance having or likely to have a materially adverse effect concerning the legal, economic, or financial situation, the operating results, the activity, or the financial outlook of the Guarantor and its subsidiaries taken as a whole (the “MATERIALLY ADVERSE EFFECT ON THE GUARANTOR”);
(vii)	There is no legal, administrative, arbitral, or other action or proceedings against or involving the Guarantor or its subsidiaries that alone or with others could result in a Materially Adverse Effect on the Guarantor or that may affect the proper performance of this contract or the capacity of the Guarantor to fulfill his obligations under the Contract or the Guarantee, and to the Guarantor’s knowledge, no action or proceedings of this nature is planned or about to be initiated;

(viii)	Neither the Guarantor nor one of its subsidiaries is in default in the performance of a contractual obligation that could likely have a Materially Adverse Effect on the Guarantor or adversely impact the ability of the Guarantor to perform his obligations under this Contract or the Guarantee;

(ix)	There has been no event or circumstance that, if the Bonds were already issued, might (with or without notification or passing of a period of time, or the respect of any other obligation) constitute a case such as described in the paragraph under Conditions called, “Cases of Early Call for Payment;”

(x)	Once issued, the Guarantee may constitute the Guarantor’s general, direct, unconditional, non-subordinated commitments without attached security, having the same priority now and in the future (subject to legal exceptions) and the same priority as all the Guarantor’s other present and future non-subordinated commitments without attached security.

(xi)	The Guarantor must bear and must pay any tax or stamp duty or registration duty and all the other duties and taxes, due for the issuance of the Guarantee or the signature of the Contract by the Guarantor.
5.3	The Issuer commits to immediately notify the Initial Subscriber of any material change that might affect any one whatsoever of the Issuer’s representations, guarantees, and commitments and commits to take all measures to remedy this situation as soon as possible.
5.4	If there is a material violation of these representations, guarantees, or commitments, or a change making any one whatsoever of theserepresentations, guarantees, or commitments inaccurate on a material issue, before payment is made to the Issuer on the Settlement Date, the Initial Subscriber may have the right (but not the obligation) to deem that this violation or change releases and relieves the Initial Subscriber from its obligations under the Agreements and the Bonds, subject to the Initial Subscriber notifying the Issuer.

5.5	The commitment of the Initial Subscriber to subscribe the Bonds and to pay the net proceeds of the subscription being taken on the basis of the previously cited statements, guarantees, and commitments and with the certainty that these would remain true and accurate in all matters up to an including the Settlement Date, the Issuer promises to guarantee and indemnify the Initial Subscriber against all damages, fees, and expenses and all liabilities that it may sustain or incur as a result of any false statement, any violation, or any failure to execute, real or alleged, of any one whatsoever of the representations made, the guarantees given, or the commitments made under this Contract and to reimburse the Initial Subscriber for all reasonable and direct fees, costs, and expenses (with documentation) that it might commit or incur because of investigations into, challenges to, and defense of these actions.

5.6	If legal action brought against the Initial Subscriber is likely to involve activation of the indemnity commitment stipulated in Article 6.5 above, the Initial Subscriber will immediately notify the Issuer of this fact and will consult the Issuer to the greatest degree possible as to the manner of dealing with it. The Issuer may not be held responsible for the compensation of losses or expenses relating to any legal action that could have been resolved in an amicable manner without its consent.

6.	COMMITMENTS OF THE INITIAL SUBSCRIBER

6.1	The Initial Subscriber has not taken and may not take any measure to enable the public offering of the Bonds, or the holding or distribution of any offering document or publicity relating to the Bonds in any country or jurisdiction requiring that a measure be taken for this purpose. As a result, the Initial Subscriber promises not to offer or sell the Bonds, directly or indirectly, and promises not to distribute or publish the memorandum, prospectus, subscription form, publicity, or any other document or information in a country or jurisdiction, unless it is under circumstances that the Initial Subscription deems, to the best of its knowledge, to ensure the respect of applicable laws and regulations, in which case the Initial Subscriber may conduct the offer and sale of the Bonds under the said conditions. The Initial Subscriber then must then ensure that the Issuer is under no future obligation due to the actions cited above in such a country or jurisdiction.

6.2	The Initial Subscriber must indemnify the Issuer for any loss, liability, complaint, action, claim, or expense (including without limitation any reasonable costs, expenses and disbursement, paid or committed, in the framework of the actions or complaints cited above) that the Issuer must bear because of or in connection with the Initial Subscriber’s failure to respect any one whatsoever of the restrictions or obligations mentioned above.

7.	MATERIAL CHANGE

Notwithstanding any stipulation of this Contract, the Initial Subscriber, after consulting with the Issuer to the extent possible under the circumstances, may cancel this Contract at any time up to the Issue Date, subject to the Initial Subscriber’s notifying the Issuer to this effect, if the Initial Subscriber deems that there has been a material change in the national or international financial, political, or economic situation, or that there has been a change in foreign exchange rates or a change in the regulatory control of currencies likely in this sense to materially compromise the success of the issue, of the offer or of the placement of the Bonds or their trading on the secondary market. Once this notification has been sent, the parties to this Contract may be free of all their respective obligations in this Contract.

8.	NOTIFICATION
Any notification intended for the Issuer will have to be made by letter or fax to the following address: -
SKIS ROSSIGNOL FINANCE LUXEMBOURG S.A.

Address:	11, avenue Emile Reuter — L-2420 Luxembourg
Telephone:	+ 35 2 47 93 11 51 56
Fax:	+ 35 2 47 93 11 51
To the attention of: V. Plagnol
Any notification intended for the Guarantor will have to be made by letter or fax to the following address: -
SKIS ROSSIGNOL S.A. — CLUB ROSSIGNOL S.A.

Address:	rue du Docteur Butterlin — 38509 Voiron, France
Telephone:	+ 33 4 76 66 64 40
Fax:	+ 33 4 76 66 64 83
To the attention of: F. Chauvet
Any notification intended for the Initial Subscriber will have to be made by letter or fax to the following address: -
SOCIETE GENERALE BANK & TRUST

Address:	11, avenue Emile Reuter — L-2420 Luxembourg
Telephone:	+ 35 2 47 93 11 51 56
Fax:	+ 35 2 47 93 11 51
To the attention of: ENTR/MID, C. Beaucourt / R. Michel
All notifications made by letter are effective upon receipt and all notifications made by fax are effective upon the time of the fax transmission.

9.	APPLICABLE LAW AND JURISDICTION
9.1	This Contract is governed by French law.
9.2	For all disputes that might result directly or indirectly from this Contract, jurisdiction is given to the competent courts under jurisdiction of the Cour d’Appel de Paris (Paris Court of Appeals); consequently, all the proceedings, actions, or procedures resulting from this Contract or relating to it will have to be brought before these jurisdictions. The Issuer and the Guarantor submit irrevocably to the competence of these jurisdictions and renounce in advance any exception that might be raised against this competence, whether it be founded on territorial issues, the court dealing with the case, or the immunity of jurisdiction.
Executed in Paris on July 11, 2005,
in three original copies.

SKIS ROSSIGNOL FINANCE LUXEMBOURG S.A.
Represented by:

SKIS ROSSIGNOL S.A. — CLUB ROSSIGNOL S.A.
Represented by:

SOCIETE GENERALE BANK & TRUST
Represented by:

APPENDIX 1 — CONDITIONS OF THE BOND ISSUE
Subject to additions and modification, the conditions of the Bonds are as follows:
The bonds, issued outside France, with a total value of 50,000,000 euros, bearing annual interest at a fixed rate of 3.231%, and maturing in 2010 (the “BONDS”), of Skis Rossignol Finance Luxembourg S.A., a company registered in the Grand Duche du Luxembourg (the “ISSUER”), are guaranteed by Skis Rossignol S.A. — Club Rossignol S.A., a corporation registered in France. The bonds issue was authorized by a resolution of the Issuer’s Board of Directors dated July 8, 2005. The Guarantee granted by the Guarantor (the “GUARANTEE”) is a joint and several guarantee dated July 11, 2005 and was authorized in accordance with Article L.225-68 of the Commercial Code by a resolution of the Guarantor’s Supervisory Board dated June 16, 2005 and by a decision of the Guarantor’s Management Board of the dated July 8, 2005.
The Issuer is a corporation under the law of Luxembourg headquartered at 11, avenue Emile Reuter - L-2420 Luxembourg and in the process of registration. Its share capital is EUR 31,000 divided into 310 registered shares, each with a nominal value of EUR 100. The Issuer was established for an indefinite term. The Issuer was created by a notarial act dated July 1, 2005. The Issuer’s articles of incorporation are about to be published in the official bulletin of Luxembourg’s companies and associations, the Memorial, Journal Officiel du Grand-Duche de Luxembourg, Recueil des Societes et Associations.
A service contract relating to the Bonds dated July 11, 2005 (the “FINANCIAL SERVICES CONTRACT”) was entered into between Skis Rossignol Finance Luxembourg S.A.; Societe Generale Bank & Trust S.A., as both financial agent and principal payer (the “FINANCIAL AGENT”); and Societe Generale, as paying agent in France (the “PAYING AGENT”). The expressions, “Financial Agent” and “Paying Agent” include, when the context calls for it, any replacement financial agent or paying agent or any additional paying agent(s) appointed under the Financial Services Contract. Any reference to the Paying Agents includes, unless otherwise specified, the Financial Agent. Copies of the Financial Services Contract will be available for consultation at the offices of the Financial Agent and at the offices of the Paying Agent during normal business hours.
An original copy of the Guarantee was deposited with the Financial Agent who is keeping it available for the Bondholders (the “BONDHOLDERS”) to consult during normal business hours.
Unless the context calls for a different interpretation, all references contained herein to the CONDITIONS refer to the numbered paragraphs below.
1.	FORM, NOMINAL VALUE, AND OWNERSHIP
The Bonds are issued in non-certificated form bearing a nominal value of 10,000 euros each. Ownership of the Bonds must be established by an account entry, in accordance with Article L.211-4 of the Monetary and Financial Code. No certificate (including the objectified certificates stipulated in Article 7 of Decree No. 83-359 dated May 2, 1983) objectifying ownership of the Bonds shall be issued.

Upon their issuance on July 13, 2005 (the “SETTLEMENT DATE”), the Bonds will be recorded on the books of Euroclear France, which will credit the accounts of the Transfer Agents. For the purpose of this document, TRANSFER AGENTS means any financial intermediary authorized to have an account with Euroclear France, and includes Euroclear Bank S.A./N.V., in its capacity of operator of the Euroclear System (EUROCLEAR), and the custodian bank Clearstream Banking, a corporation (CLEARSTREAM, LUXEMBOURG). The Bonds will pass through the transactions of Euroclear France, Euroclear and Clearstream, Luxembourg.

Ownership of the Bonds must be established by entry into the books of the Transfer Agent. Ownership may not be transferred and the only transfer of the Bonds that may be carried out is their entry into these books.
2.	PRIORITY OF THE BONDS AND THE GUARANTEE AND MAINTAINING THE BOND PRIORITY
(a)	Bond Priority

The Bonds represent the Issuer’s direct, unconditional, non-subordinated commitments without attached security, having the same priority now and in the future (subject at any time to exceptions of legal imperatives under French law) and with the same priority as all the Issuer’s other present and future non-subordinated commitments without attached security.

(b)	Guarantee Priority

The obligations of the Guarantor under the Guarantee constitute the Guarantor’s direct, unconditional, non-subordinated commitments without attached security having the same priority now and in the future (subject at any time to exceptions of legal imperatives under French law) and with the same priority as all the Guarantor’s other present and future non-subordinated commitments without attached security.

(c)	Maintaining the bond priority

(i)	As long as the Bonds remain outstanding (such as defined below), the Issuer promises not to grant or permit the holding of any mortgage, privilege, security, pledge, or any other security whatsoever for its assets or income, present or future, for the purpose of guaranteeing any Debt Concerned (such as defined below) or any guarantee or indemnity related to any Concerned Debt other than an AUTHORIZED SECURITY (such as defined below) without (a) giving the same mortgage, privilege, security, pledge or any other security as guarantee of the Bonds or (b) granting any other security for the Bonds after prior approval of the Class (such as defined in Condition 8 below).

In the context of these Conditions:

OUTSTANDING BONDS means all the Bonds except (i) those that were redeemed in accordance with the Conditions; (ii) those that were the subject of complaints (subject to the time limitation under Condition 10); and (iii) those that were repurchased and canceled as stipulated in Condition 5;

DEBT CONCERNED means any debt, present or future, represented by any type of debt instrument (including bonds and negotiable debt instruments) listed or likely to be listed, registered, or traded on any stock exchange whatsoever, any over-the-counter market whatsoever, or any other securities market.

MAJOR SUBSIDIARY means any of the Guarantor’s consolidated subsidiaries (in the meaning of Article L. 233-1 of the Commercial Code) cited below and/or whose net sales represent at least 10 per cent of the Group’s net sales on the basis of the Guarantor’s last consolidated and audited annual financial statements:
•	Skis Dynastar (F)

•	Look Fixations (F)

•	Rossignol Lange Spa (I)

•	Ski Rossignol de Espana (E)

•	Rossignol Ski Company Inc (USA)

•	Roger Cleveland Golf Company Inc (USA)
GROUP means the Guarantor and its consolidated subsidiaries

AUTHORIZED SECURITY means:
(A) any security cited in paragraphs (B) to (E) below, for which the total guaranteed amount is less than 15% of the Guarantor’s net consolidated assets (such as indicated in the Guarantor’s last annual consolidated balance sheet).

(B) On the Signature Date, any existing security granted by the Issuer, the Guarantor, or a Major Subsidiary

(C) any real security granted to enable the financing of the acquisition of any fixed asset or any asset recorded under current assets in the Guarantor’s consolidated statements, to the degree that the security granted concerns exclusively the asset in question and solely guarantees the payment or the financing of this asset;

(D) any security existing at the time of the acquisition of any asset by the Issuer, the Guarantor, or any Major Subsidiary after the Settlement Date that was not granted in anticipation of this acquisition; and

(E) any statutory or court-ordered security that might be imposed upon the Guarantor or a Major Subsidiary by law.
(ii) As long as the Bonds remain outstanding, the Guarantor commits not to grant and permit, and to see that no Major Subsidiary grants or permits, the holding of any mortgage, privilege, security, pledge, or any other security whatsoever of its assets or income, present or future, for the purpose of guaranteeing any Debt Concerned or any guarantee or indemnity relating to any Debt Concerned, other than an Authorized Security, without (a) giving the same mortgage, privilege, security, pledge or any other security as Guarantee of the Bonds or (b) granting any other security for the Bonds after prior approval of the Class.
3.	INTEREST

The Bonds will bear interest as of the Settlement Date at an annual fixed rate of 3.231%, payable semi-annually on the due dates of January 13 and July 13 of each year, subject to adjustment in accordance with the Business Day convention cited in Condition 4 (b) (each of these dates being an INTEREST PAYMENT DATE). The first payment will be made on January 13, 2006 for the period extending from the Settlement Date (included) to January 13, 2006 (excluded).

Each Bond will cease bearing interest from the anticipated redemption date, unless the payment of the principal is unduly withheld or refused on this date. In that case, the Bond concerned will continue to bear interest at the rate applicable to it on the impending redemption date (before and after judgment) up to the first of the following dates (inclusive): (a) the date on which all the amounts due at this date for the Bond concerned are received by or on behalf of the concerned Bondholder; and (b) the seventh day following the day on which the Financial Agent notified the Bearer of receipt of the amounts due on this date for all the Bonds (unless there is a failure to pay amounts due to the Bondholders concerned in accordance with these Conditions).

Interest will be calculated on the basis of the actual number of days elapsed in the period under consideration (from the first day included to the last day excluded) divided by 365 (or, in the event of a leap year, the addition of (A) the number of days elapsed in the leap year divided by 366 and (B) the number of days elapsed in the non-leap year divided by 365), the number being rounded off to the closest second decimal (with halves being rounded up).

The payment of interest will be carried out subject to and in accordance to Condition 4.

4.	PAYMENTS

(a)	Method of payments

Payments of principal and interest due for Bonds will be made in euros by crediting an account or by bank transfer to an account set up in euros (or any other account in which deposits or bank transfers are permitted to be made in euros) indicated by the beneficiary and opened with a bank located in a financial market where banks have access to the TARGET system. TARGET SYSTEM means the Systeme Europeen de Transfert Express Automatise de Reglement Bruts en Temps Reel (the European Automated Rapid Transfer System for Gross Payment in Real Time).

These payments will have to be made on behalf of the Bondholders among the Transfer Agents (including Euroclear and the custodian bank Clearstream, Luxembourg), and all payments made to the Transfer Agents on behalf of the Bondholders must validly release the Issuer and the Financial Agent, as the case may be, from these payments.

Without prejudice to the provisions of Condition 6, the payments of principal and interest due for the Bonds must be made subject to all tax and other applicable regulations.

Neither the Issuer, the Financial Agent, nor any Paying Agent may be responsible vis-a-vis the Bondholders or any other individual for all costs, commissions, losses, or any other expenses connected with or resulting from the bank transfers in euros or currency conversions or their related rounding off.

(b)	Payments on Business Days

If any one payment date whatsoever for an amount in principal or interest due for the Bonds falls on a non-business day (as defined below), no payment shall be made until the following Business Day and the Bondholder will not be entitled to any interest or additional amount because to this delay.

In these Conditions, BUSINESS DAY means a day (excluding Saturday, Sunday, and holidays) when banks and foreign currency markets are open in Paris and Luxembourg and when the TARGET system is operating.
(c)	Financial Agent and Paying Agent

The Initial Financial Agent and its designated establishment is as follows:

INITIAL FINANCIAL AGENT:

Societe Generale Bank & Trust 11, avenue Emile Reuter L-2420 Luxembourg

The Initial Paying Agent and its designated establishment is as follows:

INITIAL PAYING AGENT IN PARIS:

Societe Generale BP 81 236 32, rue du Champ de Tir 43312 Nantes Cedex 3
The Issuer reserves the right at any time to modify or to cancel the mandate of the Financial Agent and/or the Paying Agent and to appoint a different financial agent, other paying agents, or additional paying agents, and to approve any modification of the function performed by the Financial Agent or any Paying Agent, on the condition that, as long as the Bonds are outstanding, it permanently maintains a Financial Agent whose designated establishment is located in a European city outside of France.

In accordance with Condition 9, the Bondholders must be notified of modifications and appointments of Financial Agent or a Paying Agent, as well as any change in their office locations.

5.	REDEMPTION AND REPURCHASE

(a)	Final redemption

Unless previously redeemed, repurchased, or cancelled by the issuer as provided for above, the Bonds will be redeemed at par on July 13, 2010.

(b)	Early redemption for tax reasons
(i)	If, on the occasion of a forthcoming redemption of the principal or payment of interest under the Bonds, the Issuer is forced to make additional payments in accordance with Condition 6 above, because of changes in French laws or regulations or in the application or official interpretation of those laws or regulations occurring after the Settlement Date, the Issuer may, at any time, subject to irrevocable notification to the Bondholders at least 30 days and at most 60 days prior to such payment, pursuant to Condition 9, redeem all Bonds outstanding at that time, and not merely a portion thereof, at par value plus interest accrued up to the scheduled redemption date, provided that the scheduled redemption date covered by the notification is not prior to the latest date when the Issuer is, in practice, capable of paying the principal and interest without being subject to withholding at the source in France.

(ii)	If, on the occasion of a forthcoming redemption of the principal or payment of interest under the Bonds, the Issuer is prevented by French law from paying the Bondholders the total amount due and payable at that time, notwithstanding the commitment to pay the additional amounts provided for under Condition 6 below, then the Issuer will immediately notify the Financial Agent of this fact and the Issuer will immediately redeem all, and not merely a portion of, the Bonds outstanding at that time, at par value plus all interest and similar adjustments, subject to irrevocable notice sent to the Bondholders pursuant to Condition 9, within a period no less than 7 days, nor greater than 60 days, provided that the scheduled redemption date covered by the notice is not prior to the latest date when the Issuer is, in practice, capable of paying the principal and interest without being subject to withholding at the source in France.
(c)	Repurchase

The issuer may at any time repurchase Bonds on the bourse or in any other way, for any price whatsoever.

(d)	Cancellation

All Bonds redeemed or repurchased by, or on behalf of, the Issuer or one of its subsidiaries will be immediately cancelled and consequently may not be again reissued or resold.

6.	TAX REGIME

(a)	Tax exexemption

Payments under the Bonds will be made without withholding at the source for any tax, duty, charge or fee, present or future, of any kind whatsoever, imposed or levied on or on behalf of the Grand Duchy of Luxembourg or any authority of the Grand Duchy of Luxembourg with power to levy taxes (the TAXES).

(b)	Additional amounts

If the payment of interest or the redemption due under any of the Bonds becomes subject to tax after the Settlement Date, by virtue of a law or regulation of the Grand Duchy of Luxembourg, the Issuer undertakes to supplement its payments or redemptions to the extent permitted by law, in such a way that the Bondholders receive the entire amount that would have been paid to them under the Bonds in the absence of such withholding, on the understanding that these additional amounts will not be owed:
(i)	To a Bondholder (or beneficiary) owing such taxes or fees in France other than solely by reason of holding such Bonds; or

(ii)	In the event that such withholding applies to the amount of a payment made through an individual, in accordance with any European Union directive on the taxation of savings income in implementation of the conclusions of the ECOFIN Council at its deliberations of November 26-27, 2000, or pursuant to any law implementing such directive, conforming thereto, or adopted for purposes of conforming thereto; or

(iii)	In the case of presentation for payment by or on behalf of a Bondholder (or beneficiary) capable of avoiding such withholding at the source by presenting the Obligation in question to another Paying Agent located in a Member State of the European Union; or

(iv)	To a Bondholder (or successor) who would be capable of avoiding such withholding at the source by making a declaration of non-residence or similar request for exemption, but fails to do so.
Under these Conditions, references to principal and interest due under the Bonds will also be deemed as referring to any additional amounts that might be due and payable under this Condition 6(b).

7.	CASE OF EARLY CALL FOR PAYMENT
If any of the following events (each one of which constitutes a CASE OF EARLY CALL FOR PAYMENT) occurs and is continued:
(i)	payment default by the Issuer on all principal and interest due and payable under the Bonds (including any additional amount covered in Condition 6(b)), which is not corrected within a period of 5 days; or

(ii)	the Issuer’s breach or violation of any of its other commitments under the Bonds if such breach or violation remains in effect after a period of 5 days after receipt by the Issuer at the designated office of the Financial Agent of a written notification of such breach or violation sent by or on behalf of any Bondholder; or

(iii)	the Issuer incurs cessation of payments, proposes a general moratorium on its debt, requests the appointment of an arbitrator, or enters into a preventive bankruptcy accord or amicable agreement with its creditors, or if a judgment pronouncing judicial liquidation or full sale of the Issuer is pronounced, or if, to the extent permitted by applicable law, the Issuer is subject to any other bankruptcy procedure or the Issuer enters into any judicial accord or other arrangement to the benefit of its creditors or enters into an amicable agreement with its creditors; or

(iv)	any present or future debt by the Issuer, the Guarantor, or a Major Subsidiary, in an amount greater than 10 million euros (or its equivalent in one or more other currency(ies)), either one time only or cumulatively, (a) becomes due and payable prior to its due date following a breach or default, or in the case of an early call for payment corresponding thereto which is not remedied during the grace period in question, or (b) is not paid on its due date or, as applicable, before the expiration of any grace period initially agreed to, or (c) relative to any guarantee or commitment to indemnification agreed to or given by the Issuer, the Guarantor, or a Major Subsidiary under such debt, is not honored when this guarantee is exercised; or

(v)	the Guarantor fails to meet any one of the Financial Ratios (as defined below). So long as any Bond whatsoever remains outstanding, the Financial Ratios will be calculated twice a year based on the Guarantor’s certified annual consolidated financial statements and semi-annual consolidated financial statements. The Issuer and Guarantor undertake to deliver to the Financial Agent, as soon as possible after the closing of each of the Guarantor’s annual and semi-annual fiscal periods, and no later than the fifteenth (15th) Business Day after publication (or the legal date of publication under current regulation) of the Guarantor’s certified annual consolidated financial statements and semi-annual consolidated financial statements, an affidavit signed by two duly qualified representatives of the Guarantor (the AFFIDAVIT) confirming compliance by the Guarantor with the Financial Ratios on the date of such Affidavit and detailing their calculation.

The Financial Agent will not be required in any way to verify whether the Issuer and the Guarantor have complied with their obligations relating to issuance of the Affidavit, nor to notify the Bondholders as to whether or not such Affidavit was received.

For purposes of these Conditions:

FINANCIAL RATIOS means that, as of a given Confirmation Date, (i) the ratio of Net Consolidated Financial Debt over Consolidated Gross Operating Surplus is less than 3.5 on April 30, 2006, (ii) the ratio of Net Consolidated Financial Debt over Consolidated Gross Operating Surplus is less than 2.5 on April 30, 2007, and (iii) the ratio of Consolidated Gross Operating Surplus over Financial Expenses is greater than 3.5.

CONFIRMATION DATE means April 30 of each year on the date of this instrument (i.e., the closing date of the Guarantor’s 1st half-year).

NET CONSOLIDATED FINANCIAL DEBT means, for a given Confirmation Date, the sum of the Group’s net debt (as defined for accounting purposes on page 73, note 10) and on page 79 of the Group’s 2003/2004 annual report for the fiscal year ending March 31, 2004 (the 2004 ANNUAL REPORT).

CONSOLIDATED GROSS OPERATING SURPLUS means, for a given Confirmation Date, consolidated gross operating surplus, as defined for accounting purposes on note 22, page 77 of the 2004 Annual Report.

FINANCIAL EXPENSES means, for a given Confirmation Date, the Group’s total financial expenses as defined for accounting purposes on page 79 of the 2004 Annual Report.

In the event that new accounting standards applicable to the Issuer and/or Guarantor (and specifically US GAAP standards) make significant changes as determined by the Financial Agent and as communicated in writing to the Issuer and to the Guarantor in the definitions relating to Financial Ratios above, the Issuer will call a general meeting of Bondholders to deliberate on a proposed set of new definitions relative to the accounting Financial Ratios compatible with these new accounting standards; or

(vi)	if the Guarantee ceases to be in full, valid, and binding force, for any reason whatsoever prior to the complete redemption of all Bonds, in this case, the Representative (as defined in Condition 8(b)), on its own initiative or at the request of a Bondholder may, upon written notification sent to the Issuer through the intermediation of the Financial Agent, valid upon receipt, declare the redemption of the Bonds outstanding, immediately due and payable, in which case the par value of these Bonds, plus interest accrued up to the payment date, will become immediately due and payable, unless all Cases of Early Call for Payment have been remedied before the Financial Agent has received such notification.

8.	REPRESENTATION OF THE BONDHOLDERS

(a)	The Class
The Bondholders will be automatically grouped together into a class (hereinafter referred to as the CLASS) for the defense of their common interests.
The Class will be governed by the provisions of the Commercial Code, with the exception of Articles L. 228-48 and L. 228-59 (the COMMERCIAL CODE), and Decree No. 67-236 of March 23, 1967, as amended (with the exception of Articles 218, 222, 224 and 226 of the latter) and subject to the following provisions:
(b)	Civil status
The class will have a distinct status, pursuant to Article L. 228-46 of the Commercial Code, acting in part through the intermediation of a representative (the REPRESENTATIVE) and in part through the intermediation of a general Bondholders meeting (the GENERAL BONDHOLDERS’ MEETING).
The Class alone, excluding any individual Bondholder, will exercise the common rights, actions, and benefits that might currently or subsequently result from the Bonds.
(c)	Representative
The duty of Representative may be entrusted to any individual without regard for nationality. However, the position may not be entrusted to the following parties:
(i)	the Issuer, members of its Board of Directors, its general directors, its statutory auditors, or its employees, as well as their respective ascendants, descendants, and spouses; or

(ii)	corporations guaranteeing all or part of the Issuer’s obligations, their respective managers, their general directors, the members of their Board of Directors, Management Board or Supervisory Board, their statutory auditors or employees, as well as their respective ascendants, descendents, and spouses; or

(iii)	corporations holding at least one tenth of the Issuer’s capital or for which the Issuer holds at least one tenth of the capital; or

(iv)	parties subject to a prohibition on practicing the profession of banker or who have been removed from the right to direct, administer, or manage a company in any capacity whatsoever.

The following is appointed as initial Representative:
Association de representation des masses d’obligataires [Association for the representation of bondholder classes]
Centre Jacques Ferronniere
32, rue du Champ de Tir
BP 81236
44312 Nantes Cedex 3.
In case of the retirement or revocation of the initial Representative, the replacement representative will be elected by a General Bondholders’ Meeting.
The Issuer will pay the Representative the annual sum of 610 euros, payable each year during the life of the Bonds.
All interested parties may at any time obtain the name and address of the Representative at the head office of the Issuer or at the offices of any of the Paying Agents.
(d)	Authority of the Representative
In the absence of any resolution to the contrary by the General Bondholders’ Meeting, the Representative will have the authority to take any management actions as may be necessary for defending the Bondholders’ common interests.
Any legal proceedings filed against or at the initiative of the Bondholders must be against or at the initiative of the Representative, and any proceeding that does not comply with these provisions will not be legally valid.
The Representative may not become involved in management of the Issuer’s affairs.
(e)	General Bondholdes’r Meetings
General Bondholders’ Meetings may be held at any time, at the convocation of either the Issuer or the Representative. One or more Bondholders, holding a total of at least one thirtieth of the Bonds outstanding, may send the Issuer and the Representative a request for convocation of the General Bondholders’ Meeting. If this General Meeting has not been convoked within two months after this request, these Bondholders may designate one from among them to file a request with the competent courts in Paris with a view to appointing a representative who will convoke the meeting.
A notice indicating the date, time, place, and agenda of any General Bondholders’ Meeting will be published in accordance with the provisions of Condition 9.
Each Bondholder is entitled to participate personally in the General Bondholders’ Meetings or be represented by proxy. Each Bond entitles the holder to one vote.
(f)	Authority of the General Bondholders’ Meetings
The General Meeting is authorized to resolve on setting the compensation of the Representative and on his revocation and replacement, and may also rule on any other matter relating to the common rights, actions and benefits that might currently or subsequently derive from the Bonds, and specifically to authorize the Representative to act in court as plaintiff or defendant.

The General Bondholders’ Meeting may also resolve on any proposal for change of Conditions, including any proposal for arbitration or settlement, corresponding to the litigation rights or subject to court rulings; it is understood, however, that the General Bondholders’ Meeting cannot increase the expenses of the Bondholders, nor authorize or accept a deferral in the date of interest payment or a change in the redemption conditions of the Bonds or rate of interest of the Bonds, nor establish unequal treatment between Bondholders.
General Meetings may only be validly held on first convocation provided that the Bondholders present or represented hold at least one fourth of the par value of all Bonds outstanding. On the second convocation no quorum will be required. General Bondholders’ Meetings will validly rule by a simple majority of votes cast by the Bondholders present in person or through proxy.
(g)	Notification of Resolutions
Resolutions of the General Bondholders’ Meeting must be published in accordance with the provisions of Condition 9 within a maximum of 90 days after the date they were approved.
(h)	Information of Bondholders
For the 15-day period before the holding of each General Bondholders’ Meeting, each Bondholder or its representative will be entitled to consult or obtain a copy of the text of the resolutions to be proposed and the reports to be presented to such General Meeting; all such documents will be made available for consultation at the Issuer’s corporate headquarters, at the offices of the Paying Agents, and at any other location mentioned in the convocation notice to such General Meeting.
(i)	Expenses
The Issuer will assume all expenses corresponding to the functioning of the Class, specifically expenses relating to the convocation and holding of General Bondholders’ Meetings, compensation for the Representative, and in general, all administrative expenses approved by a General Meeting, and it is expressly stipulated that no expenses may be attributed to interest payable under the Bonds.
9.	NOTICE
Any notice to be sent to the Bondholders will be deemed as having been given if issued to Euroclear France, Euroclear, Clearstream Banking, Societe Anonyme, and any settlement/ delivery system in which the Bonds are listed. Any notice thus given will be deemed as having been validly issued three Business Days after the date of receipt by the settlement/ delivery system.
10.	STATUTE OF LIMITATIONS
Any action relating to the payment of principal and interest under the Bonds will be subject to the statute of limitations after the lapse of 10 years (for principal) and 5 years (for interest), counting from their respective due dates.

11.	SIMILAR ISSUANCES
The issuer will be entitled, at any time, without the Bondholders’ consent, to issue additional bonds that might be similar to the Bonds with regard to their financial servicing, provided that such additional bonds and the Bonds grant their bondholders identical rights in all regards (or identical in all regards except for the first interest payment) and that the conditions of such additional bonds provide for such similarity. In the event that such a similarity occurs, the Bondholders and holders of all similar bonds will be consolidated into a single Class having legal status, for the defense of their common interests.
12.	APPLICABLE LAW AND ASSIGNMENT OF JURISDICTION
The Bonds and the Financial Service Agreement are governed by French law and must be interpreted in accordance therewith. The provisions of Articles 86 to 94-8 of the Luxembourg Law of August 10, 1915 concerning commercial corporations, as amended, are expressly excluded.
Jurisdiction is attributed to the competent courts of the Paris Appeals Court for any dispute that may derive directly or indirectly from the Bonds or from the Financial Service Agreement; consequently, any suits, actions, or proceedings resulting from this Agreement or corresponding thereto must be brought before these jurisdictions. The Issuer and the Guarantor are irrevocably subject to the competence of these jurisdictions and waive in advance any objection that might be filed against this jurisdiction, whether based on territoriality, notified court, or immunity of jurisdiction.

APPENDIX 2 — GUARANTEE AGREEMENT

EXECUTION COPY
JOINT AND SEVERAL GUARANTEE COMMITMENT
DATED JULY 11, 2005
BETWEEN
SKIS ROSSIGNOL S.A. — CLUB ROSSIGNOL S.A.
In the capacity of Guarantor
AND
SOCIETE GENERALE BANK & TRUST
In the capacity of Beneficiary
AND
SKIS ROSSIGNOL FINANCE LUXEMBOURG S.A.
in connection with the issue of bonds in a total amount of
E50,000,000
bearing interest at the rate of 3.231% and maturing in 2010
ALLEN & OVERY LLP
PARIS

THIS CONTRACT IS EXECUTED ON JULY 11, 2005
BETWEEN
(1)	SKIS ROSSIGNOL S.A. — CLUB ROSSIGNOL S.A., a corporation with capital stock of E49,792,253, having its head office at rue du Docteur Butterlin, 38509 Voiron, and registered in the Commercial Register of Grenoble under number RCS B 056 502 958 (the GUARANTOR); and

(2)	SOCIETE GENERALE BANK & TRUST, a corporation organized pursuant to the laws of Luxembourg, having its head office at 11, avenue Emile Reuter, L-2420 Luxembourg and registered in the Commercial Register, Luxembourg under number B. 6061 (the INITIAL SUBSCRIBER).
Together, the PARTIES.
AND IN THE PRESENCE OF
(3)	SKIS ROSSIGNOL FINANCE LUXEMBOURG S.A., a corporation organized pursuant to the laws of Luxemburg with capital stock of E31,000, having its head office at 11, avenue Emile Reuter, L-2420 Luxembourg and in the process of registration in the Commercial Register, (the ISSUER);
RECITALS:
(A)	The Issuer has authorized the issuance of bonds for a total amount of 50,000,000 euros bearing interest at the rate of 3.231% per annum and maturing in July 2010 (the BONDS).

(B)	The Initial Subscriber has consented to the subscription of the Bonds under the condition precedent of the execution of this guarantee instrument (the GUARANTEE).
THE FOLLOWING HAS BEEN AGREED:
1.	DEFINITIONS AND INTERPRETATION

1.1	The terms defined in the Conditions shall have the same meaning herein, unless a different intent has been expressed.

1.2	In this Guarantee Agreement:

CASE OF EARLY CALL for Payment shall have the meaning that it is given in the Conditions.

REQUEST shall designate a written request duly signed by a Bondholder, sent to the Guarantor and requesting the payment of an amount under the Guarantee Agreement.

RIGHTS OF GUARANTEE shall designate all the rights, powers and actions of the Bondholders pursuant to the terms of this Guarantee Agreement or the law.

RIGHTS OF RECOURSE shall designate each of the rights, actions and claims that the Guarantor has against the Issuer or any other company that has granted a security or a guarantee under the Secured Bonds, deriving from the execution of this Guarantee Agreement, including specifically the right of recourse of the Guarantor against the Issuer, or any other right of recourse born of subrogation or any other similar right, action, or claim available pursuant to the applicable law.

CONDITIONS shall designate the terms and conditions of the Bonds that appear in exhibit 1 of the Subscription Contract and appended to this Guarantee contract.

SECURED BONDS shall designate all debts and payment obligations of the Issuer, present and future, with respect to the Bondholders under the Bonds, regardless of their nature (whether they be certain or contingent, joint or several on any basis).

BONDHOLDER(S) shall designate the Initial Subscriber and each subsequent bondholder to whom a Bond has been transferred.

1.3	In this Guarantee Agreement, any reference to (a) a Clause shall be, barring contrary provision, a reference to a Clause hereof and (b) any other contract or document (including this Guarantee contract and the Conditions) shall be interpreted as applying to such other contract or document as it may be amended, modified or supplemented at any time. The titles of the Clauses of this Guarantee Agreement appear solely for information purposes and are not to be taken into consideration for the interpretation of the Guarantee Agreement.

2.	EXTENT OF GUARANTEE AGREEMENT

2.1	The Guarantor agrees to secure in the capacity of joint guarantor (pursuant to Articles 2011 et seq. of the Civil Code) in favor of each of the Bondholders, the payment and redemption by the Issuer of the Secured Bonds.

2.2	In the event of (i) merger or spin-off affecting the Issuer and causing the absorption or spin-off thereof or (ii) partial contribution of assets and if, in each of those eventualities, the Guarantee Agreement is maintained with respect to the absorbing entity or the entity that succeeds the Issuer in the rights and obligations under the Bonds (each, the NEW ENTITY), this Guarantee Agreement shall cover all payment obligations under the Bonds of the New Entity deriving from the merger, the spin-off or the partial contribution of assets.

3.	REQUESTS UNDER THE GUARANTEE AGREEMENT — PAYMENTS BY THE GUARANTOR

3.1	The Guarantor must make any payment requested under this Guarantee Agreement immediately after receipt of a Request.

3.2	The Guarantor waives the benefit of discussion stipulated in Articles 2021 et seq. of the Civil Code and the benefit of division stipulated in Articles 2026 et seq. of the Civil Code (in the event there are several guarantors in the future). Thus, each of the Bondholders shall be authorized to demand payment by the Guarantor, without even having taken measures first to obtain the payment from the Borrower or any person who has agreed to secure the Secured Bonds (in the event there are several guarantors in the future).

4.	APPLICATION OF THE GUARANTEE AGREEMENT

4.1	The Guarantee Agreement shall be cumulative and independent of any other guarantee that the Bondholders may have received, at any time, to cover the Secured Bonds or any rights, powers and actions provided by law and must not under any circumstances act in such a way as to affect or be affected by any security or any other right or action of which the Bondholders may be or may come to be depositaries at any time with respect to the Secured Bonds.

4.2	The Guarantee Agreement may not be affected by the passage of time, by any extensions granted non-contentiously to any party, or any abstention or delay of the Bondholders in realizing any security or any rights or actions of which the Bondholders may be or may come to be depositaries against the Guarantor or against any other party.

4.3	No default or delay of the Bondholders in exercising any of its [sic] rights under this Guarantee Agreement may be construed as a waiver hereof and the (partial or otherwise) exercise thereof shall not exclude the future exercise of said right or any other rights.

4.4	The obligations of the Guarantor that are contained in this Guarantee Agreement, the rights, powers and actions conferred upon the Bondholders by this Guarantee Agreement or by the law, and more generally the Guarantee Agreement hereby created may not be considered settled, impaired or affected by:
(a)	an amendment or an abandonment of any of the Secured Bonds;

(b)	any (even partial) default in the taking of any security stipulated in the Conditions or otherwise having been the subject of an agreement to be taken to cover the Secured Bonds;

(c)	any (even partial) default in realizing a value or any restitution, release, exchange or substitution of any security taken in connection with the Secured Bonds; or

(d)	any other act, event or omission that, in the absence of this Clause 4.4, could cause the release, impair or affect any of the obligations of the Guarantor that are contained in this Guarantee Agreement and the rights, powers and actions that are conferred on the Bondholders under this Guarantee Agreement or the law.
4.5	Any termination or early redemption of the Secured Bonds occurring pursuant to the Conditions shall be enforceable against the Guarantor.

5.	TAXES

5.1	All payments made under this Guarantee Agreement must be made without withdrawing or withholding at the source of any tax, duty, charge or fee, present or future (the Tax Withholding), unless said Tax Withholding results from the law, in which case the Guarantor agrees to increase its payments, to the extent permitted by law, so that the Bondholders will receive the full amounts that they would have been paid under the Secured Bonds in the absence of such Tax Withholding.

5.2	If the Guarantor knows that it will be required to make a Tax Withholding (or if there is a change in the rate or the basis of calculation of said Tax Withholding), the Guarantor must so notify the Bondholders.

5.3	If the Guarantor is required to make a Tax Withholding, it must make said Tax Withholding and any payment required in connection with that Tax Withholding within the stipulated time limits and in the minimum amount required by law.

5.4	Within thirty days of making a Tax Withholding or any payment required in connection with that Tax Withholding, the Guarantor must give the Bondholders to whom the payment is owed reasonably satisfactory evidence that the Tax Withholding has been made or (if applicable) that any payment to be made to the applicable tax authority has indeed been made.

6.	EXERCISE OF GUARANTEE

The Guarantor shall be required to pay to each Bondholder concerned the amount claimed thereby in the Request within two Paris business days after receipt of the Request.

7.	REPRESENTATIONS AND COMMITMENTS OF GUARANTOR

The Guarantor represents and warrants that:
(a)	it is a corporation duly organized and governed by French law;

(b)	it has full power to enter into this Guarantee and all measures necessary to authorize the execution and performance of said Guarantee Agreement have been taken; specifically, the execution of said Guarantee Agreement was authorized by a resolution of the Supervisory Board of the Guarantor on June 16, 2005, pursuant to Article L.225-68 of the Commercial Code and by a decision of the Management Board of the Guarantor on July 8, 2005;

(c)	the signer of this Guarantee Agreement is duly authorized to sign for and on behalf of the Guarantor;

(d)	the execution and performance of this Guarantee Agreement do not violate any provision of its bylaws, or any provision of law that is applicable to it;

(e)	no authorization of any government agency is required to permit the Guarantor to execute and perform its obligations under this Guarantee Agreement;

(f)	this Guarantee Agreement creates obligations that are valid and enforceable against it pursuant to its terms;

(g)	its obligations under the Guarantee Agreement are pari passu with the receivables of all the unsecured creditors, except for obligations that enjoy a privilege granted automatically by law;

(h)	no legal action, no arbitration and no administrative proceeding has been brought against it that might prevent it from performing its obligations resulting from this Guarantee Agreement;

(i)	it does not owe any taxes, assessments, duties or any other equivalent charge (TAXES) and it has not received any notice from the tax authorities of nonpayment of any Tax that cannot be seriously challenged;

(j)	it is in compliance, in all respects, with the laws to which it is subject;

(k)	it shall fulfill the obligations that is bears under the Conditions, including Condition 2(c)(ii) (Maintaining Bond Rank).
8.	RIGHT OF RECOURSE

8.1	The Guarantor hereby agrees not to exercise the Rights of Recourse or any other right (including, exercised through interim measures such as the interim attachment, by offset or by any other means), and not to exercise any action or undertake anything that may be connected with these Rights of Recourse or other equivalent rights, except when a contrary intention is expressed herein, or when it is authorized in writing by the Bondholders, until the Secured Bonds have been fully and irrevocably paid.

8.2	This clause shall remain in effect until the Secured Bonds are fully and irrevocably paid and shall survive, to the extent necessary, any termination or release of this Guarantee Agreement.

9.	TERM OF GUARANTEE

This Guarantee shall remain in effect as long as the Issuer owes any amount under the Secured Bonds.

10.	INFORMATION OF THE GUARANTOR

10.1	The Guarantor acknowledges that it has full knowledge of the terms of this Guarantee Agreement and of the legal and financial condition of the Issuer at the date of said Guarantee Agreement. It acknowledges that it is its responsibility to monitor the legal and financial condition of the Issuer and that the Bondholders do not have any obligation to provide it with information about the Issuer.

10.2	The Guarantor acknowledges that neither the legal and financial condition of the Issuer nor the existence of any other guarantee that has been provided to secure the Secured Bonds are decisive conditions of this Guarantee Agreement.

10.3	The Bondholders are not required to inform the Guarantor of any event that might affect the legal and financial condition of the Issuer, or of any other guarantor of the Secured Bonds.

11.	SUCCESSORS

This Guarantee Agreement shall continue to be effective regardless of any merger or consolidation of the Bondholders, and references to the Bondholders must be construed as including any assignee or any successor in interest of the Bondholders and any party who, pursuant to law, holds rights and obligations of each of the Bondholders hereunder, or to whom the same rights have been transferred, novated or conveyed in any way.

12.	NOTIFICATIONS

12.1	All notices and communications that will be made in connection with this Guarantee Agreement must be made in writing and must be delivered personally, or be sent by registered letter with return receipt requested or by fax to the address and/or number of the recipient indicated below:

THE GUARANTOR

SKIS ROSSIGNOL S.A. — CLUB ROSSIGNOL S.A.

Address:	rue du Docteur Butterlin — 38509 Voiron
To the attention of:	+ 33 4 76 66 64 40
Telephone:	+ 33 4 76 66 64 83
Fax:	F. Chauvet
THE INITIAL SUBSCRIBER

SOCIETE GENERALE BANK & TRUST

Address:	11, avenue Emile Reuter — L-2420 Luxembourg
To the attention of:	ENTR/MID, C. Beaucourt / R. Michel
Telephone:	+ 35 2 47 93 11 51 56

THE ISSUER

SKIS ROSSIGNOL FINANCE LUXEMBOURG S.A.

Address:	11, avenue Emile Reuter — L-2420 Luxembourg
To the attention of:	V. Plagnol
Telephone:	+ 35 2 47 93 11 51 56
Fax:	+ 35 2 47 93 11 51
12.2	Delivery

Any communication made by one party to another party under the Guarantee Agreement shall be heeded only:
(a)	when it has been made in the form of a registered letter with return receipt requested, at the date appearing on the acknowledgement of receipt;

(b)	when it has been given by fax, upon receipt (however, if the date of receipt appearing on the acknowledgment of receipt is not a business day in Paris, the date of receipt shall be the next business day in Paris); and

(c)	when it has been delivered in person, at the date appearing on the acknowledgment of receipt.
13.	EXPENSES

The Guarantor agrees to pay the Bondholders all documented costs and expenses (including the fees and expenses of legal counsel, and any charges, duties, taxes and registration fees) that the Bondholders or any representative, agent or any person designated by them will have incurred due to the (a) signing of this Guarantee Agreement, (b) the implementation and/or (c) the exercise of any Rights of Guarantee.

14.	AMENDMENTS AND PARTIAL INVALIDITY

14.1	Changes to this Guarantee Agreement and any waiver of any right under said Guarantee Agreement must be evidenced in writing.

14.2	If any of the stipulations of this Guarantee Agreement become or are declared void, illegal or ineffective, the validity of the other stipulations hereof shall nevertheless continue to be effective. However, the Parties agree to make their best efforts to amend the Guarantee Agreement to achieve, lawfully, the purpose of the invalidated stipulation.

15.	LAW AND APPLICABLE JURISDICTION

15.1	This Guarantee shall be governed by French law and the courts of the venue of the Paris Court of Appeal shall have exclusive jurisdiction to resolve any dispute that may arise between the Parties in connection with this Guarantee Agreement.

15.2	The Guarantor waives any immunity of jurisdiction or execution that it might enjoy for itself and for its present or future property.

This Guarantee Agreement has been duly signed by the Parties in four original counterparts, one of which is available to the Bondholders at the office of the Financial Agent.

SIGNATURES
THE GUARANTOR

By:
        For and on behalf of the Guarantor
THE INITIAL SUBSCRIBER

By:

By:
        For and on behalf of the Initial Subscriber
THE ISSUER

By:
        For and on behalf of the Issuer

EXHIBIT 1 — BOND CONDITIONS

EXHIBIT 1 — BOND CONDITIONS
Subject to additions and modification, the conditions of the Bonds are as follows:
The bonds, issued outside France, with a total value of 50,000,000 euros, bearing annual interest at a fixed rate of 3.231%, and maturing in 2010 (the “BONDS”), of Skis Rossignol Finance Luxembourg S.A., a company registered in the Grand Duche du Luxembourg (the “ISSUER”), are guaranteed by Skis Rossignol S.A. — Club Rossignol S.A., a corporation registered in France. The bonds issue was authorized by a resolution of the Issuer’s Board of Directors dated July 8, 2005. The Guarantee granted by the Guarantor (the “GUARANTEE”) is a joint and several guarantee dated July 11, 2005 and was authorized in accordance with Article L.225-68 of the Commercial Code by a resolution of the Guarantor’s Supervisory Board dated June 16, 2005 and by a decision of the Guarantor’s Management Board of the dated July 8, 2005.
The Issuer is a corporation under the law of Luxembourg headquartered at 11, avenue Emile Reuter - L-2420 Luxembourg and in the process of registration. Its share capital is EUR 31,000 divided into 310 registered shares, each with a nominal value of EUR 100. The Issuer was established for an indefinite term. The Issuer was created by a notarial act dated July 1, 2005. The Issuer’s articles of incorporation are about to be published in the official bulletin of Luxembourg’s companies and associations, the Memorial, Journal Officiel du Grand-Duche de Luxembourg, Recueil des Societes et Associations.
A service contract relating to the Bonds dated July 11, 2005 (the “FINANCIAL SERVICES CONTRACT”) was entered into between Skis Rossignol Finance Luxembourg S.A.; Societe Generale Bank & Trust S.A., as both financial agent and principal payer (the “FINANCIAL AGENT”); and Societe Generale, as paying agent in France (the “PAYING AGENT”). The expressions, “Financial Agent” and “Paying Agent” include, when the context calls for it, any replacement financial agent or paying agent or any additional paying agent(s) appointed under the Financial Services Contract. Any reference to the Paying Agents includes, unless otherwise specified, the Financial Agent. Copies of the Financial Services Contract will be available for consultation at the offices of the Financial Agent and at the offices of the Paying Agent during normal business hours.
An original copy of the Guarantee was deposited with the Financial Agent who is keeping it available for the Bondholders (the “BONDHOLDERS”) to consult during normal business hours.
Unless the context calls for a different interpretation, all references contained herein to the CONDITIONS refer to the numbered paragraphs below.
1.	FORM, NOMINAL VALUE, AND OWNERSHIP

The Bonds are issued in non-certificated form bearing a nominal value of 10,000 euros each. Ownership of the Bonds must be established by an account entry, in accordance with Article L.211-4 of the Monetary and Financial Code. No certificate (including the objectified certificates stipulated in Article 7 of Decree No. 83-359 dated May 2, 1983) objectifying ownership of the Bonds shall be issued.

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Upon their issuance on July 13, 2005 (the “SETTLEMENT DATE”), the Bonds will be recorded on the books of Euroclear France, which will credit the accounts of the Transfer Agents. For the purpose of this document, TRANSFER AGENTS means any financial intermediary authorized to have an account with Euroclear France, and includes Euroclear Bank S.A./N.V., in its capacity of operator of the Euroclear System (EUROCLEAR), and the custodian bank Clearstream Banking, a corporation (CLEARSTREAM, LUXEMBOURG). The Bonds will pass through the transactions of Euroclear France, Euroclear and Clearstream, Luxembourg.

Ownership of the Bonds must be established by entry into the books of the Transfer Agent. Ownership may not be transferred and the only transfer of the Bonds that may be carried out is their entry into these books.

2.	PRIORITY OF THE BONDS AND THE GUARANTEE AND MAINTAINING THE BOND PRIORITY

(a)	Bond Priority

The Bonds represent the Issuer’s direct, unconditional, non-subordinated commitments without attached security, having the same priority now and in the future (subject at any time to exceptions of legal imperatives under French law) and with the same priority as all the Issuer’s other present and future non-subordinated commitments without attached security.

(b)	Guarantee Priority

The obligations of the Guarantor under the Guarantee constitute the Guarantor’s direct, unconditional, non-subordinated commitments without attached security having the same priority now and in the future (subject at any time to exceptions of legal imperatives under French law) and with the same priority as all the Guarantor’s other present and future non-subordinated commitments without attached security.

(c)	Maintaining the bond priority

(i) As long as the Bonds remain outstanding (such as defined below), the Issuer promises not to grant or permit the holding of any mortgage, privilege, security, pledge, or any other security whatsoever for its assets or income, present or future, for the purpose of guaranteeing any Debt Concerned (such as defined below) or any guarantee or indemnity related to any Concerned Debt other than an AUTHORIZED SECURITY (such as defined below) without (a) giving the same mortgage, privilege, security, pledge or any other security as guarantee of the Bonds or (b) granting any other security for the Bonds after prior approval of the Class (such as defined in Condition 8 below).

In the context of these Conditions:

OUTSTANDING BONDS means all the Bonds except (i) those that were redeemed in accordance with the Conditions; (ii) those that were the subject of complaints (subject to

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the time limitation under Condition 10); and (iii) those that were repurchased and canceled as stipulated in Condition 5;

DEBT CONCERNED means any debt, present or future, represented by any type of debt instrument (including bonds and negotiable debt instruments) listed or likely to be listed, registered, or traded on any stock exchange whatsoever, any over-the-counter market whatsoever, or any other securities market.

MAJOR SUBSIDIARY means any of the Guarantor’s consolidated subsidiaries (in the meaning of Article L. 233-1 of the Commercial Code) cited below and/or whose net sales represent at least 10 per cent of the Group’s net sales on the basis of the Guarantor’s last consolidated and audited annual financial statements:
•	Skis Dynastar (F)

•	Look Fixations (F)

•	Rossignol Lange Spa (I)

•	Ski Rossignol de Espana (E)

•	Rossignol Ski Company Inc (USA)

•	Roger Cleveland Golf Company Inc (USA)
GROUP means the Guarantor and its consolidated subsidiaries

AUTHORIZED SECURITY means:

(A) any security cited in paragraphs (B) to (E) below, for which the total guaranteed amount is less than 15% of the Guarantor’s net consolidated assets (such as indicated in the Guarantor’s last annual consolidated balance sheet).

(B) On the Signature Date, any existing security granted by the Issuer, the Guarantor, or a Major Subsidiary

(C) any real security granted to enable the financing of the acquisition of any fixed asset or any asset recorded under current assets in the Guarantor’s consolidated statements, to the degree that the security granted concerns exclusively the asset in question and solely guarantees the payment or the financing of this asset;

(D) any security existing at the time of the acquisition of any asset by the Issuer, the Guarantor, or any Major Subsidiary after the Settlement Date that was not granted in anticipation of this acquisition; and

(E) any statutory or court-ordered security that might be imposed upon the Guarantor or a Major Subsidiary by law.

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(ii) As long as the Bonds remain outstanding, the Guarantor commits not to grant and permit, and to see that no Major Subsidiary grants or permits, the holding of any mortgage, privilege, security, pledge, or any other security whatsoever of its assets or income, present or future, for the purpose of guaranteeing any Debt Concerned or any guarantee or indemnity relating to any Debt Concerned, other than an Authorized Security, without (a) giving the same mortgage, privilege, security, pledge or any other security as Guarantee of the Bonds or (b) granting any other security for the Bonds after prior approval of the Class.
3.	INTEREST

The Bonds will bear interest as of the Settlement Date at an annual fixed rate of 3.231%, payable semi-annually on the due dates of January 13 and July 13 of each year, subject to adjustment in accordance with the Business Day convention cited in Condition 4 (b) (each of these dates being an INTEREST PAYMENT DATE). The first payment will be made on January 13, 2006 for the period extending from the Settlement Date (included) to January 13, 2006 (excluded).

Each Bond will cease bearing interest from the anticipated redemption date, unless the payment of the principal is unduly withheld or refused on this date. In that case, the Bond concerned will continue to bear interest at the rate applicable to it on the impending redemption date (before and after judgment) up to the first of the following dates (inclusive): (a) the date on which all the amounts due at this date for the Bond concerned are received by or on behalf of the concerned Bondholder; and (b) the seventh day following the day on which the Financial Agent notified the Bearer of receipt of the amounts due on this date for all the Bonds (unless there is a failure to pay amounts due to the Bondholders concerned in accordance with these Conditions).

Interest will be calculated on the basis of the actual number of days elapsed in the period under consideration (from the first day included to the last day excluded) divided by 365 (or, in the event of a leap year, the addition of (A) the number of days elapsed in the leap year divided by 366 and (B) the number of days elapsed in the non-leap year divided by 365), the number being rounded off to the closest second decimal (with halves being rounded up).

The payment of interest will be carried out subject to and in accordance to Condition 4.

4.	PAYMENTS

(a)	Method of payments

Payments of principal and interest due for Bonds will be made in euros by crediting an account or by bank transfer to an account set up in euros (or any other account in which deposits or bank transfers are permitted to be made in euros) indicated by the beneficiary and opened with a bank located in a financial market where banks have access to the TARGET system. TARGET SYSTEM means the Systeme Europeen de Transfert Express Automatise de Reglement Bruts en Temps Reel (the European Automated Rapid Transfer System for Gross Payment in Real Time).

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These payments will have to be made on behalf of the Bondholders among the Transfer Agents (including Euroclear and the custodian bank Clearstream, Luxembourg), and all payments made to the Transfer Agents on behalf of the Bondholders must validly release the Issuer and the Financial Agent, as the case may be, from these payments.

Without prejudice to the provisions of Condition 6, the payments of principal and interest due for the Bonds must be made subject to all tax and other applicable regulations.

Neither the Issuer, the Financial Agent, nor any Paying Agent may be responsible vis-a-vis the Bondholders or any other individual for all costs, commissions, losses, or any other expenses connected with or resulting from the bank transfers in euros or currency conversions or their related rounding off.

(b)	Payments on Business Days

If any one payment date whatsoever for an amount in principal or interest due for the Bonds falls on a non-business day (as defined below), no payment shall be made until the following Business Day and the Bondholder will not be entitled to any interest or additional amount because to this delay.

In these Conditions, BUSINESS DAY means a day (excluding Saturday, Sunday, and holidays) when banks and foreign currency markets are open in Paris and Luxembourg and when the TARGET system is operating.

(c)	Financial Agent and Paying Agent

The Initial Financial Agent and its designated establishment is as follows:

INITIAL FINANCIAL AGENT:

Societe Generale Bank & Trust 11, avenue Emile Reuter L-2420 Luxembourg

The Initial Paying Agent and its designated establishment is as follows:

INITIAL PAYING AGENT IN PARIS:

Societe Generale BP 81 236 32, rue du Champ de Tir 43312 Nantes Cedex 3

The Issuer reserves the right at any time to modify or to cancel the mandate of the Financial Agent and/or the Paying Agent and to appoint a different financial agent, other paying agents, or additional paying agents, and to approve any modification of the function performed by the Financial Agent or any Paying Agent, on the condition that, as

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long as the Bonds are outstanding, it permanently maintains a Financial Agent whose designated establishment is located in a European city outside of France.

In accordance with Condition 9, the Bondholders must be notified of modifications and appointments of Financial Agent or a Paying Agent, as well as any change in their office locations.

5.	REDEMPTION AND REPURCHASE

(a)	Final redemption

Unless previously redeemed, repurchased, or cancelled by the issuer as provided for above, the Bonds will be redeemed at par on July 13, 2010.

(b)	Early redemption for tax reasons
(i)	If, on the occasion of a forthcoming redemption of the principal or payment of interest under the Bonds, the Issuer is forced to make additional payments in accordance with Condition 6 above, because of changes in French laws or regulations or in the application or official interpretation of those laws or regulations occurring after the Settlement Date, the Issuer may, at any time, subject to irrevocable notification to the Bondholders at least 30 days and at most 60 days prior to such payment, pursuant to Condition 9, redeem all Bonds outstanding at that time, and not merely a portion thereof, at par value plus interest accrued up to the scheduled redemption date, provided that the scheduled redemption date covered by the notification is not prior to the latest date when the Issuer is, in practice, capable of paying the principal and interest without being subject to withholding at the source in France.

(ii)	If, on the occasion of a forthcoming redemption of the principal or payment of interest under the Bonds, the Issuer is prevented by French law from paying the Bondholders the total amount due and payable at that time, notwithstanding the commitment to pay the additional amounts provided for under Condition 6 below, then the Issuer will immediately notify the Financial Agent of this fact and the Issuer will immediately redeem all, and not merely a portion of, the Bonds outstanding at that time, at par value plus all interest and similar adjustments, subject to irrevocable notice sent to the Bondholders pursuant to Condition 9, within a period no less than 7 days, nor greater than 60 days, provided that the scheduled redemption date covered by the notice is not prior to the latest date when the Issuer is, in practice, capable of paying the principal and interest without being subject to withholding at the source in France.
(c)	Repurchase

The issuer may at any time repurchase Bonds on the bourse or in any other way, for any price whatsoever.

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(d)	Cancellation

All Bonds redeemed or repurchased by, or on behalf of, the Issuer or one of its subsidiaries will be immediately cancelled and consequently may not be again reissued or resold.

6.	TAX REGIME

(a)	Tax exexemption

Payments under the Bonds will be made without withholding at the source for any tax, duty, charge or fee, present or future, of any kind whatsoever, imposed or levied on or on behalf of the Grand Duchy of Luxembourg or any authority of the Grand Duchy of Luxembourg with power to levy taxes (the TAXES).

(b)	Additional amounts

If the payment of interest or the redemption due under any of the Bonds becomes subject to tax after the Settlement Date, by virtue of a law or regulation of the Grand Duchy of Luxembourg, the Issuer undertakes to supplement its payments or redemptions to the extent permitted by law, in such a way that the Bondholders receive the entire amount that would have been paid to them under the Bonds in the absence of such withholding, on the understanding that these additional amounts will not be owed:
(i)	To a Bondholder (or beneficiary) owing such taxes or fees in France other than solely by reason of holding such Bonds; or

(ii)	In the event that such withholding applies to the amount of a payment made through an individual, in accordance with any European Union directive on the taxation of savings income in implementation of the conclusions of the ECOFIN Council at its deliberations of November 26-27, 2000, or pursuant to any law implementing such directive, conforming thereto, or adopted for purposes of conforming thereto; or

(iii)	In the case of presentation for payment by or on behalf of a Bondholder (or beneficiary) capable of avoiding such withholding at the source by presenting the Obligation in question to another Paying Agent located in a Member State of the European Union; or

(iv)	To a Bondholder (or successor) who would be capable of avoiding such withholding at the source by making a declaration of non-residence or similar request for exemption, but fails to do so.
Under these Conditions, references to principal and interest due under the Bonds will also be deemed as referring to any additional amounts that might be due and payable under this Condition 6(b).

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7.	CASE OF EARLY CALL FOR PAYMENT
If any of the following events (each one of which constitutes a CASE OF EARLY CALL FOR PAYMENT) occurs and is continued:
(i)	payment default by the Issuer on all principal and interest due and payable under the Bonds (including any additional amount covered in Condition 6(b)), which is not corrected within a period of 5 days; or

(ii)	the Issuer’s breach or violation of any of its other commitments under the Bonds if such breach or violation remains in effect after a period of 5 days after receipt by the Issuer at the designated office of the Financial Agent of a written notification of such breach or violation sent by or on behalf of any Bondholder; or

(iii)	the Issuer incurs cessation of payments, proposes a general moratorium on its debt, requests the appointment of an arbitrator, or enters into a preventive bankruptcy accord or amicable agreement with its creditors, or if a judgment pronouncing judicial liquidation or full sale of the Issuer is pronounced, or if, to the extent permitted by applicable law, the Issuer is subject to any other bankruptcy procedure or the Issuer enters into any judicial accord or other arrangement to the benefit of its creditors or enters into an amicable agreement with its creditors; or

(iv)	any present or future debt by the Issuer, the Guarantor, or a Major Subsidiary, in an amount greater than 10 million euros (or its equivalent in one or more other currency(ies)), either one time only or cumulatively, (a) becomes due and payable prior to its due date following a breach or default, or in the case of an early call for payment corresponding thereto which is not remedied during the grace period in question, or (b) is not paid on its due date or, as applicable, before the expiration of any grace period initially agreed to, or (c) relative to any guarantee or commitment to indemnification agreed to or given by the Issuer, the Guarantor, or a Major Subsidiary under such debt, is not honored when this guarantee is exercised; or

(v)	the Guarantor fails to meet any one of the Financial Ratios (as defined below). So long as any Bond whatsoever remains outstanding, the Financial Ratios will be calculated twice a year based on the Guarantor’s certified annual consolidated financial statements and semi-annual consolidated financial statements. The Issuer and Guarantor undertake to deliver to the Financial Agent, as soon as possible after the closing of each of the Guarantor’s annual and semi-annual fiscal periods, and no later than the fifteenth (15th) Business Day after publication (or the legal date of publication under current regulation) of the Guarantor’s certified annual consolidated financial statements and semi-annual consolidated financial statements, an affidavit signed by two duly qualified representatives of the Guarantor (the AFFIDAVIT) confirming compliance by the Guarantor with the Financial Ratios on the date of such Affidavit and detailing their calculation.

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The Financial Agent will not be required in any way to verify whether the Issuer and the Guarantor have complied with their obligations relating to issuance of the Affidavit, nor to notify the Bondholders as to whether or not such Affidavit was received.

For purposes of these Conditions:

FINANCIAL RATIOS means that, as of a given Confirmation Date, (i) the ratio of Net Consolidated Financial Debt over Consolidated Gross Operating Surplus is less than 3.5 on April 30, 2006, (ii) the ratio of Net Consolidated Financial Debt over Consolidated Gross Operating Surplus is less than 2.5 on April 30, 2007, and (iii) the ratio of Consolidated Gross Operating Surplus over Financial Expenses is greater than 3.5.

CONFIRMATION DATE means April 30 of each year on the date of this instrument (i.e., the closing date of the Guarantor’s 1st half-year).

NET CONSOLIDATED FINANCIAL DEBT means, for a given Confirmation Date, the sum of the Group’s net debt (as defined for accounting purposes on page 73, note 10) and on page 79 of the Group’s 2003/2004 annual report for the fiscal year ending March 31, 2004 (the 2004 ANNUAL REPORT).

CONSOLIDATED GROSS OPERATING SURPLUS means, for a given Confirmation Date, consolidated gross operating surplus, as defined for accounting purposes on note 22, page 77 of the 2004 Annual Report.

FINANCIAL EXPENSES means, for a given Confirmation Date, the Group’s total financial expenses as defined for accounting purposes on page 79 of the 2004 Annual Report.

In the event that new accounting standards applicable to the Issuer and/or Guarantor (and specifically US GAAP standards) make significant changes as determined by the Financial Agent and as communicated in writing to the Issuer and to the Guarantor in the definitions relating to Financial Ratios above, the Issuer will call a general meeting of Bondholders to deliberate on a proposed set of new definitions relative to the accounting Financial Ratios compatible with these new accounting standards; or

(vi)	if the Guarantee ceases to be in full, valid, and binding force, for any reason whatsoever prior to the complete redemption of all Bonds, in this case, the Representative (as defined in Condition 8(b)), on its own initiative or at the request of a Bondholder may, upon written notification sent to the Issuer through the intermediation of the Financial Agent, valid upon receipt, declare the redemption of the Bonds outstanding, immediately due and payable, in which case the par value of these Bonds, plus interest accrued up to the payment date, will become immediately due and payable, unless all Cases of Early Call for Payment have been remedied before the Financial Agent has received such notification.

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8.	REPRESENTATION OF THE BONDHOLDERS

(a)	The Class
The Bondholders will be automatically grouped together into a class (hereinafter referred to as the CLASS) for the defense of their common interests.
The Class will be governed by the provisions of the Commercial Code, with the exception of Articles L. 228-48 and L. 228-59 (the COMMERCIAL CODE), and Decree No. 67-236 of March 23, 1967, as amended (with the exception of Articles 218, 222, 224 and 226 of the latter) and subject to the following provisions:
(b)	Civil status
The class will have a distinct status, pursuant to Article L. 228-46 of the Commercial Code, acting in part through the intermediation of a representative (the REPRESENTATIVE) and in part through the intermediation of a general Bondholders meeting (the GENERAL BONDHOLDERS’ MEETING).
The Class alone, excluding any individual Bondholder, will exercise the common rights, actions, and benefits that might currently or subsequently result from the Bonds.
(c)	Representative
The duty of Representative may be entrusted to any individual without regard for nationality. However, the position may not be entrusted to the following parties:
(i)	the Issuer, members of its Board of Directors, its general directors, its statutory auditors, or its employees, as well as their respective ascendants, descendants, and spouses; or

(ii)	corporations guaranteeing all or part of the Issuer’s obligations, their respective managers, their general directors, the members of their Board of Directors, Management Board or Supervisory Board, their statutory auditors or employees, as well as their respective ascendants, descendents, and spouses; or

(iii)	corporations holding at least one tenth of the Issuer’s capital or for which the Issuer holds at least one tenth of the capital; or

(iv)	parties subject to a prohibition on practicing the profession of banker or who have been removed from the right to direct, administer, or manage a company in any capacity whatsoever.
The following is appointed as initial Representative:
Association de representation des masses d’obligataires [Association for the representation of bondholder classes]

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Centre Jacques Ferronniere
32, rue du Champ de Tir
BP 81236
44312 Nantes Cedex 3.
In case of the retirement or revocation of the initial Representative, the replacement representative will be elected by a General Bondholders’ Meeting.
The Issuer will pay the Representative the annual sum of 610 euros, payable each year during the life of the Bonds.
All interested parties may at any time obtain the name and address of the Representative at the head office of the Issuer or at the offices of any of the Paying Agents.
(d)	Authority of the Representative
In the absence of any resolution to the contrary by the General Bondholders’ Meeting, the Representative will have the authority to take any management actions as may be necessary for defending the Bondholders’ common interests.
Any legal proceedings filed against or at the initiative of the Bondholders must be against or at the initiative of the Representative, and any proceeding that does not comply with these provisions will not be legally valid.
The Representative may not become involved in management of the Issuer’s affairs.
(e)	General Bondholdes’r Meetings
General Bondholders’ Meetings may be held at any time, at the convocation of either the Issuer or the Representative. One or more Bondholders, holding a total of at least one thirtieth of the Bonds outstanding, may send the Issuer and the Representative a request for convocation of the General Bondholders’ Meeting. If this General Meeting has not been convoked within two months after this request, these Bondholders may designate one from among them to file a request with the competent courts in Paris with a view to appointing a representative who will convoke the meeting.
A notice indicating the date, time, place, and agenda of any General Bondholders’ Meeting will be published in accordance with the provisions of Condition 9.
Each Bondholder is entitled to participate personally in the General Bondholders’ Meetings or be represented by proxy. Each Bond entitles the holder to one vote.
(f)	Authority of the General Bondholders’ Meetings
The General Meeting is authorized to resolve on setting the compensation of the Representative and on his revocation and replacement, and may also rule on any other matter relating to the common rights, actions and benefits that might currently or subsequently derive from the Bonds, and specifically to authorize the Representative to act in court as plaintiff or defendant.

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The General Bondholders’ Meeting may also resolve on any proposal for change of Conditions, including any proposal for arbitration or settlement, corresponding to the litigation rights or subject to court rulings; it is understood, however, that the General Bondholders’ Meeting cannot increase the expenses of the Bondholders, nor authorize or accept a deferral in the date of interest payment or a change in the redemption conditions of the Bonds or rate of interest of the Bonds, nor establish unequal treatment between Bondholders.
General Meetings may only be validly held on first convocation provided that the Bondholders present or represented hold at least one fourth of the par value of all Bonds outstanding. On the second convocation no quorum will be required. General Bondholders’ Meetings will validly rule by a simple majority of votes cast by the Bondholders present in person or through proxy.
(g)	Notification of Resolutions
Resolutions of the General Bondholders’ Meeting must be published in accordance with the provisions of Condition 9 within a maximum of 90 days after the date they were approved.
(h)	Information of Bondholders
For the 15-day period before the holding of each General Bondholders’ Meeting, each Bondholder or its representative will be entitled to consult or obtain a copy of the text of the resolutions to be proposed and the reports to be presented to such General Meeting; all such documents will be made available for consultation at the Issuer’s corporate headquarters, at the offices of the Paying Agents, and at any other location mentioned in the convocation notice to such General Meeting.
(i)	Expenses
The Issuer will assume all expenses corresponding to the functioning of the Class, specifically expenses relating to the convocation and holding of General Bondholders’ Meetings, compensation for the Representative, and in general, all administrative expenses approved by a General Meeting, and it is expressly stipulated that no expenses may be attributed to interest payable under the Bonds.
9.	NOTICE
Any notice to be sent to the Bondholders will be deemed as having been given if issued to Euroclear France, Euroclear, Clearstream Banking, Societe Anonyme, and any settlement/ delivery system in which the Bonds are listed. Any notice thus given will be deemed as having been validly issued three Business Days after the date of receipt by the settlement/ delivery system.
10.	STATUTE OF LIMITATIONS
Any action relating to the payment of principal and interest under the Bonds will be subject to the statute of limitations after the lapse of 10 years (for principal) and 5 years (for interest), counting from their respective due dates.

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11.	SIMILAR ISSUANCES
The issuer will be entitled, at any time, without the Bondholders’ consent, to issue additional bonds that might be similar to the Bonds with regard to their financial servicing, provided that such additional bonds and the Bonds grant their bondholders identical rights in all regards (or identical in all regards except for the first interest payment) and that the conditions of such additional bonds provide for such similarity. In the event that such a similarity occurs, the Bondholders and holders of all similar bonds will be consolidated into a single Class having legal status, for the defense of their common interests.
12.	APPLICABLE LAW AND ASSIGNMENT OF JURISDICTION
The Bonds and the Financial Service Agreement are governed by French law and must be interpreted in accordance therewith. The provisions of Articles 86 to 94-8 of the Luxembourg Law of August 10, 1915 concerning commercial corporations, as amended, are expressly excluded.
Jurisdiction is attributed to the competent courts of the Paris Appeals Court for any dispute that may derive directly or indirectly from the Bonds or from the Financial Service Agreement; consequently, any suits, actions, or proceedings resulting from this Agreement or corresponding thereto must be brought before these jurisdictions. The Issuer and the Guarantor are irrevocably subject to the competence of these jurisdictions and waive in advance any objection that might be filed against this jurisdiction, whether based on territoriality, notified court, or immunity of jurisdiction.

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